Exhibit 99.1

Jet.AI and Consensus Core Execute Definitive Agreement for Phased Execution of Canadian Hyperscale Data Center

LAS VEGAS, June 26, 2025 (GLOBE NEWSWIRE) — Jet.AI Inc. (“Jet.AI” or the “Company”) (Nasdaq: JTAI) and Consensus Core Technologies Inc. (“Consensus Core”), a provider of high-performance GPU infrastructure and AI cloud services, announced the execution of a definitive agreement to jointly develop a phased hyperscale data center campus in Midwestern Canada (the “Midwestern Project” or “Project”). The initiative positions Jet.AI as a pure-play AI data center enterprise targeting critical infrastructure shortages in the rapidly expanding artificial intelligence market.

The hyperscale campus is expected to leverage Canada’s significant low-cost energy advantages to serve the growing demand for AI infrastructure. The site is located near the largest natural gas pipeline in North America and a high-capacity electrical transmission line crosses the property with a nearby substation and fiber access less than a mile away. Its precise location remains otherwise confidential, subject to further disclosure, as the companies work together toward five specifically defined milestones.

Said Founder and Executive Chairman Mike Winston, “With 90-gigawatts of excess power demand to service U.S. AI compute and growing pressure to build capacity fast, sites like these-where power, cooling, and scale all line up-are more valuable than ever. Were it not for the shale boom in the U.S. and the rise in the number of domestic renewable power projects, much of the natural gas and electricity sitting idle at this northern site would have already been sold south on long-term contracts. But times change. Today, that same stranded and underpriced energy can be tapped at the source. Add in the bonus of frigid Canadian air, which helps cool servers for free, and you’ve got a site that’s hard to beat for AI infrastructure. We plan to let the milestones do the talking on the way to the first 100MW of 500MW of initial capacity.”

Terms and Milestones

In addition to their ownership in the joint venture, both Jet.AI and Consensus Core shall hold a direct ownership interest in each Project. Pursuant to the definitive agreement, Consensus Core shall contribute 100% of the equity of the Midwestern Project (and Maritime Project) to the joint venture. Jet.AI shall contribute up to an aggregate $20 million USD to the joint venture in five tranches tied to specific Project development milestones. In consideration for such investment, Jet.AI will receive a 17.5% equity promote up front and then a modest additional equity interest in the joint venture upon each investment. Please see the milestone table below for additional detail:

Joint Venture Agreement - Milestones

Closing Event	Midwest Milestone	Maritime Milestone	Contribution Amount

Initial	Signing Definitive Agreement	Signing Definitive Agreement	$300,000

Second	The contribution of Consensus as set forth in Schedule 1.1 for the Initial Closing.	Completion of Jet.AI inspection.	$1,700,000
	The release of any mortgage liens on the property owned by the Midwest Data Center Project.
	The execution by JV LLC of a letter of intent to acquire at least 100 additional acres of property adjacent or proximate to the existing property owned by the Midwest Data Center Project.

Third	The submission by JV LLC of a Transmission Power Load Study application with respect to the Midwest Data Center Project.	The contribution by Consensus as set forth in Schedule 1.1 required for the Third Closing.	$2,000,000
	Confirmation from natural gas utility or other supplier or reseller that they are willing to supply sufficient flow to operate up to the six proposed turbines.	Execution of a letter of intent by JV LLC with [Redacted Power Producer]. to acquire power from their proposed wind farm for use by the Maritime Data Center Project (the “Wind Power Project”).

Fourth	Obtaining of any necessary environmental permits or studies.	Obtaining of any necessary environmental permits or studies.	$4,000,000
	Delivery of site plans for establishment of utility/energy generation to the Midwest Data Center Project property, including any gas lines.	Delivery of site plans for establishment of utility/energy generation to the Maritime Data Center Project property, including any gas lines.
		Execution of a definitive agreement with respect to the Wind Power Project.

Fifth	Execution of Hyperscale tenant letter of intent or execution of letter of intent for project financing to self-fund the Midwest Data Center Project.	Execution of Hyperscale tenant letter of intent or execution of letter of intent for project financing to self-fund the Maritime Data Center Project.	$12,000,000
	Execution of letter of intent or purchase order to acquire up to six turbines.

Total			$20,000,000

Consensus Core Partnership

Partnering with Consensus Core strengthens the project’s foundation through deep technical expertise and operational capabilities. As an NVIDIA cloud service partner, Consensus Core’s credentials in GPU infrastructure for AI workloads reinforce the project’s alignment with the demands of next-generation computing.

“We’re creating an AI factory optimized for the next generation of AI workloads,” said Wayne Lloyd, CEO of Consensus Core. “This site’s energy advantages and infrastructure positioning provide the foundation for hyperscale AI deployment that customers demand.”

The Consensus Core leadership team brings exceptional depth that strengthens project execution. Led by executives who have collectively built data center infrastructure for AI applications, scaled hyperscale operations from millions to billions in revenue, and structured multi-billion-dollar infrastructure financing, the team combines deep technical expertise with proven execution capabilities.

CEO Wayne Lloyd has structured data center M&A transactions and built AI infrastructure over the past decade, while CTO Dr. Yan Zhang brings over 50 patents and two decades of large-scale IT infrastructure development spanning North America, Southeast Asia, and the Middle East. Chief Cloud Officer Davy Wang contributes experience building ground-up market entries to hundreds of millions in revenue across major hyperscalers, while Director Om Bhatia adds 16 years of infrastructure finance expertise from Macquarie Group and Goldman Sachs.

With a proven track record in AI and hyperscale infrastructure, this leadership provides the operational expertise essential for successfully executing projects from development through full tenancy.

About Jet.AI

Founded in 2018 and based in Las Vegas, NV, Jet.AI currently operates in two segments, Software and Aviation, and is transitioning to a pure-play AI data center company. Leveraging a leadership team with deep expertise in data center development and AI-driven technologies, Jet.AI intends to build scalable, high-performance infrastructure to support the increasing computational demands of artificial intelligence.

About Consensus Core Technologies

Consensus Core provides high-performance GPU infrastructure and AI cloud services for enterprise-scale artificial intelligence workloads. As an NVIDIA Certified Cloud Partner, the company develops purpose-built data centers with access to abundant, low-cost power infrastructure. Led by executives who have collectively driven over $10 billion in data center projects, Consensus Core combines deep AI infrastructure expertise with proven large-scale project execution capabilities.

Jet.AI Investor Relations

Gateway Group, Inc.

949-574-3860

Jet.AI@gateway-grp.com

Forward-Looking Statements

This press release contains certain statements that may be deemed to be “forward-looking statements” within the meaning of the federal securities laws, including the safe harbor provisions under the Private Securities Litigation Reform Act of 1995, with respect to the products and services offered by Jet.AI and the markets in which it operates, and Jet.AI’s projected future results. Statements that are not historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements relate to future events or our future performance or future financial condition. These forward-looking statements are not historical facts, but rather are based on current expectations, estimates and projections about our Company, our industry, our beliefs and our assumptions. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions or the negative of these terms or other similar expressions, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties that could cause the actual results to differ materially from the expected results. As a result, caution must be exercised in relying on forward-looking statements, which speak only as of the date they were made. Factors that could cause actual results to differ materially from those expressed or implied in forward-looking statements can be found in the Company’s most recent Annual Report on Form 10-K and subsequent reports filed with the Securities and Exchange Commission. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Readers are cautioned not to put undue reliance on forward-looking statements, and Jet.AI assumes no obligation and does not intend to update or revise these forward-looking statements, whether because of new information, future events, or otherwise, except as provided by law.